SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report                                  November 30, 1995
(Date of earliest event reported)


                   LIBERTY EQUIPMENT INVESTORS - 1983
     (Exact name of Registrant as specified in its governing
                          instruments)


            New York                 0-11458          13-3163119
(State or other jurisdiction of  (Commission     (I.R.S. Employer
incorporation or organization)   File Number)    Identification No.)




World Financial Center - South Tower
New York, New York                                     10080-6114
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(212) 236-6472

                               N/A

  (Former name or former address, if change since last report)

Item 5.OTHER EVENTS.

As previously reported, Registrant had been pursuing the sale of its remaining assets with the objective of liquidating and dissolving in 1995. The First Hill Diagnostic Imaging Center venture, of which Registrant owned an interest, was liquidated as of November 30, 1995. Additionally, effective December 22, 1995 Registrant has sold, for $1, its limited partner interest in Trigen-Trenton District Energy Company ("TDEC"), to Trigen Corporation, the General Partner of TDEC, subject to the rights and security interest of the holders of the non-recourse promissory notes issued by Registrant in connection with TDEC. Registrant has withdrawn from TDEC and pursuant to a general Cross-Release, has been released from any obligations under said promissory notes. TDEC is the owner and operator of a co-generation power facility. These events resulted in the sale by Registrant of substantially all of its assets and the dissolution of Registrant in accordance with its Agreement of Limited Partnership, as amended.

Subsequent to these events Registrant liquidated its remaining assets and liabilities and, on December 27, 1995, deposited $536,164.29 with Bank of New York, as Depositary, for distribution to partners, representing a liquidating distribution. Of this amount, $530,802.65 or $13.27 per unit of limited partnership interest was distributed to limited partners and $5,361.64 was distributed to the General Partner representing its 1% interest in Registrant's final liquidating distribution. Accordingly, the Partnership has been liquidated and terminated.

Item 7.

(c)   Exhibits. (furnished pursuant to Item 601 of
      Regulation S-K)


EXHIBIT NUMBER               DESCRIPTION                 PAGE NUMBER

10.1            Final Agreement relating to the First
                Hill Diagnostic Imaging Center

10.2            Instrument of Transfer relating to the
                sale of Registrant's interest in the
                Trigen Trenton District Energy
                Company, a New Jersey limited
                partnership ("TDEC").

10.3            Amendment to Amended and Restated
                Agreement of Limited Partnership of
                TDEC

10.4            General Cross-Release


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LIBERTY EQUIPMENT INVESTORS-1983

                              By: Maiden Lane Partners Inc.
                                  General Partner



Dated:  December 28, 1995     /s/ Diane T. Herte
                                  Diane T. Herte
                                  Treasurer of the General Partner
                                  (chief accounting officer
                                  and chief financial officer)





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